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                        LEBOEUF, LAMB, GREENE & MACRAE
                                    L.L.P.
      A Limited Liability Partnership Including Professional Corporations

                             125 West 55th Street
                            New York, NY 10019-5389

                                (212) 424-8000

                           FACSIMILE: (212) 424-8500



                                                                    Exhibit 5(a)



                                 June 29, 1999


Public Service Company of Colorado
1225 17th Street
Denver, CO 80202-5533

Ladies and Gentlemen:

          We have acted as counsel to Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issue and sale of up to $500,000,000 in aggregate principal amount of unsecured senior debt securities of the Company (the "Senior Debt Securities") to be issued under an indenture (the "Senior Indenture") to be entered into by the Company and The Bank of New York, as trustee (the "Senior Trustee"). The Senior Debt Securities will be issued in one or more series from time to time pursuant to the provisions of Rule 415 under the Securities Act.

          For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation and Bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement (the "Board Resolutions"); and (iv) such other documents, certificates and records of the Company and public officials as we have deemed necessary or appropriate. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As
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Public Service Company of Colorado
June 29, 1999
Page 2


to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, records, certificates and documents.

          Based upon the foregoing, and subject to the qualifications and limitations herein expressed, we are of the opinion that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

          (b) When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and (ii) a prospectus supplement with respect to a particular series of Senior Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Senior Debt Securities of such series (except under the "blue sky" or securities laws of the several states, as to the applicability of which we express no opinion).

          (c) When (i) a purchase contract setting forth the price and other terms and conditions relating to the issue and sale of a particular series of Senior Debt Securities shall have been approved by the Company in accordance with the Board Resolutions (the "Purchase Agreement"), (ii) the Senior Indenture shall have been duly executed and delivered by the Company and the Senior Trustee, and (ii) a Board Resolution within the meaning of the Senior Indenture shall have been adopted or a supplemental indenture entered into, in accordance with the Senior Indenture, establishing the terms and conditions of a particular series of Senior Debt Securities, such series of Senior Debt Securities shall have been duly authorized by the Company.

          (d) Upon the execution and filing with the Senior Trustee of the proper papers with respect to the Senior Debt Securities of a particular series, the Senior Debt Securities of such series shall be issuable under the terms of the Senior Indenture.

          (e) When such series of Senior Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price specified in the Purchase Agreement for such series of Senior Debt Securities shall have been received by the Company, the
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Public Service Company of Colorado
June 29, 1999
Page 3


Senior Debt Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the Senior Indenture on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          Our opinions expressed above are limited to the laws of the State of New York and the State of Colorado and the federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein under the caption "Validity of the Securities" in the Prospectus forming a part of said Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus.


                              Very truly yours,



                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.